SIGA HILLS CONSIDERATION TERMS

DATED:   17th May 1996

BETWEEN:

(1) AFRICAN GEMS LIMITED a company incoporated under the laws of United Kingdom, registered number 2718850, and having its registered address at 21 Leopold Road, Leighton Buzzard, Bedfordshire, LU7 7QU in the United Kingdom, ("AGL")

(2) GOLDEN ORE, INC. a company incorporated under the laws of the State of Delaware and having its registered office at Level 15, 640 Fifth Avenue, New York, New York 10019 in the United States of America, ("GOIN").

WHEREAS:

(A) AGL, (the "Assignor") is the holder of the Prospecting License for Siga Hills which is situated in the United Republic of Tanzania.

(B) The parties have agreed to apply to the Minister of Water, Energy and Minerals of the United Republic of Tanzania for his consent to the assignment of the License.

(C) In consideration of AGL agreeing to the Deed of Assignment dated today, GOIN has agreed the following terms in full and final settlement of it's purchase consideration responsibilities:

- --  A payment of US$150,000
- -- 2,000,000 shares in GOIN to be issued to AGL or any party nominated named by AGL.

Signed for and on behalf of Golden Ore, Inc.



John Beckett
Director



Signed for and on behalf of African Gems Limited




Wally Lamb
Director